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                                                                    Exhibit 12.3

Ratio of EBITDA (as defined) less Capital Expenditures to Interest Expense:
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
                                                                             Pro Forma
                              1994      1995      1996      1997      1998      1998
                            -------   -------   -------   -------   -------   -------
EBITDA                       $9,875   $13,168   $17,213   $24,522   $43,547   $43,647
Less - capital expenditures   1,941     1,702     2,494     2,285     5,061     5,061
                            -------   -------   -------   -------   -------   -------
                              7,934    11,466    14,719    22,237    38,486    38,586

Interest expense              4,823     5,193     4,510     3,463     3,175    22,789
                            -------   -------   -------   -------   -------   -------

Ratio                           1.6       2.2       3.3       6.4      12.1       1.7
